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                                                                   Exhibit 10.21

                       CONSULTING AND TRANSITION AGREEMENT


         This Agreement dated this 5 day of June, 1997 is made and entered into by and between Dianne R. Martz (hereinafter called
"Consultant") and Horizon Health Systems, Inc. (hereinafter called
"HHS").

                                                    WITNESSETH

         WHEREAS, Consultant has worked in the hemophilia services and products industry for a number of years as President of HHS and Consultant has agreed to sell her stock in HHS and to resign as a director, officer and employee of HHS, and

         WHEREAS, HHS desires to retain Consultant as a consultant to assist HHS in HHS's business and Consultant is amenable to providing consulting services to HHS pursuant to the terms contained herein.

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. During the term hereof, Consultant shall render consulting services to HHS in connection with the business carried on by HHS. Consultant shall provide such services when and as requested by HHS. Consultant agrees to render all consulting services requested by HHS on a timely basis; however, subject to the requirement that services be provided in a timely fashion, Consultant shall select and determine the times when the consulting services are performed. Consultant shall normally perform consulting services by telephone, correspondence or at Consultant's offices, however, Consultant agrees that she will be available to render consulting services at such other locations as may be requested by HHS. Notwithstanding any provision herein, Consultant's obligation to provide consulting services shall be limited to providing a maximum of 400 hours of time availability in the three month term of this Agreement. All materials needed by Consultant in fulfilling her obligations hereunder shall be provided by Consultant and Consultant shall determine the methods by which the consulting services are rendered by her. To the extent that the Consultant is required to travel outside of the greater Nashville, Tennessee area as part of her consulting duties, HHS shall reimburse Consultant for the reasonable costs of such out of town travel which is approved in advance by HHS in writing. Consultant shall, at her expense, retain her own secretary, who shall not be an employee of HHS. Consultant's
Secretary shall report to Consultant and shall not be under the direction or control of HHS. Consultant and her secretary shall maintain, at Consultant's expense, such office space as Consultant shall require in performing her duties hereunder.

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         Specifically, Consultant's consulting duties shall include, but not be limited to, the following:

              (i) Assisting the President of HHS in his transition from Vice President of HHS to President;

             (ii) Assisting with marketing functions upon request by the President of HHS;

            (iii)      Identifying potential candidates for the Vice President
                       - Marketing Services position at HHS.

         2. Term. This Agreement shall be effective on the date of execution specified herein above and shall continue for a non-cancelable term of three months from the date of execution. This Agreement shall not be renewed and all parties hereto agree that at the expiration of the term hereof, Consultant shall have no right to continue and no expectation to continue, her role as a consultant for HHS.

         3. Compensation. For and in exchange of the provision by Consultant of consulting services, HHS shall pay to Consultant an amount equal to:

         (a)  $12,500.00 for the month of June, 1997;
         (b)  $6,250.00 for the month of July, 1997;
         (c)  $3,125.00 for the month of August, 1997.

         In addition to the amounts set out above, HHS shall pay to Consultant an amount equal to a percentage of the base salary of Sara Meyers at HHS as in effect on the day immediately preceding the date of this Agreement, as follows:

         (a)  100% of the base monthly salary for the month of June, 1997;
         (b)  50% of the base monthly salary for the month of July, 1997;
         (c) 25% of the base monthly salary for the month of August, 1997.

         The amounts due Consultant hereunder shall be paid to Consultant on or before the 10th day of the month for which such payment is due.

         4. Independent Contractor. It is agreed the Consultant is an independent contractor and not an employee, partner, joint venturer, or agent of HHS. Consultant shall have no authority to bind or commit HHS in any manner whatsoever. HHS shall not be responsible for the acts of Consultant while Consultant is performing consulting services under this Agreement and Consultant is solely responsible for federal and state tax withholding, social

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security taxes withholding, workers' compensation benefits and fringe benefits for Consultant and Consultant's employees.

         Consultant is engaged in rendering services to other clients. HHS acknowledges and agrees that this Agreement is not an exclusive agreement, that Consultant shall not be required to devote her full time and attention to the performance of duties under this Agreement and that Consultant may continue to render services to other clients so long as such services are not in breach of the terms of this Agreement.

         5. Assignability. The rights, duties and responsibilities of the parties hereto are personal in nature and Consultant's duties and responsibilities hereunder shall not be assigned without the express written consent of HHS.

         6. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee and the laws of the State of Tennessee shall govern the rights, duties, liabilities and responsibilities created hereunder.

         7. Headings. All headings used herein are for ease of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.

         8. Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and assigns.

         9. Modification. This Agreement may be changed or modified only with the written consent of both parties.

         10. Waivers. A waiver of the breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or any other provisions hereof.

         11. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by certified U.S. mail, postage prepaid, return receipt requested to the party at her or its primary business address as set out hereinbelow. Notice shall be effective when mailed.

         12. Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who, itself or through its agents, prepared the same, it being agreed that both parties and their respective agents have participated in the preparation hereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date hereinabove written.

                                        /s/ Dianne R. Martz
HORIZON HEALTH SYSTEMS, INC.            ----------------------------------------
                                        DIANNE R. MARTZ
By: /s/ Kyle J. Callahan
   --------------------------------           Address: 401 Wayside Court
Title: Secretary, Board of Directors                   -------------------------
      ------------------------------                   Nashville, Tennessee
Address: 108 Deerhurst Court                           -------------------------
        ---------------------------
         Nashville, TN 37221
        ---------------------------







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